SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Merrill Lynch & Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-2740599
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4 World Financial Center New York, New York	10080
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-132911

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Strategic Return Notes Linked to the Baby Boomer Consumption Index due September 6, 2011	The American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

(None)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Strategic Return Notes Linked to the Baby Boomer Consumption Index due September 6, 2011, issued by Merrill Lynch & Co., Inc. (the “Notes”), set forth in the Preliminary Pricing Supplement, dated August 2, 2006, and the MTN Prospectus Supplement, General Prospectus Supplement and Prospectus, each dated March 31, 2006, attached hereto as Exhibit 99(A), is hereby incorporated by reference and contains certain proposed terms and provisions. The description of the Notes contained in the Pricing Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-132911, which will contain the final terms and provisions of the Notes, upon filing, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2. Exhibits.

99	(A)	Preliminary Pricing Supplement, dated August 2, 2006, and the MTN Prospectus Supplement, General Prospectus Supplement and Prospectus, each dated March 31, 2006† (incorporated by reference to registrant’s filing pursuant to Rule 424(b)).

99	(B)	Form of Note.

99	(C)	Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, N.A., dated as of April 1, 1983, as amended and restated.*

Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.

†	The MTN Prospectus Supplement, General Prospectus Supplement and Prospectus included as part of Exhibit 99 (A) are incorporated by reference from Registrant’s Registration Statement on Form S-3 dated March 31, 2006 and Registrant’s filings pursuant to Rule 424 (b) on April 3, 2006.
*	Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant’s Registration Statement on Form 8-A dated July 20, 1992.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MERRILL LYNCH & CO., INC.

By:	/s/ Judith A. Witterschein
Judith A. Witterschein
Secretary

Date: August 30, 2006

3

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

MERRILL LYNCH & CO., INC.

EXHIBITS

TO

FORM 8-A DATED AUGUST 30, 2006

INDEX TO EXHIBITS

Exhibit No.
99 (A)	Preliminary Pricing Supplement, dated August 2, 2006, and the MTN Prospectus Supplement, General Prospectus Supplement and Prospectus, each dated March 31, 2006† (incorporated by reference to registrant’s filing pursuant to Rule 424(b)).

99 (B)	Form of Note.

99 (C)	Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, N.A., dated as of April 1, 1983, as amended and restated.*

†	The MTN Prospectus Supplement, General Prospectus Supplement and Prospectus included as part of Exhibit 99 (A) are incorporated by reference from Registrant’s Registration Statement on Form S-3 dated March 31, 2006 and Registrant’s filings pursuant to Rule 424 (b) on April 3, 2006.
*	Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant’s Registration Statement on Form 8-A dated July 20, 1992.

2